MARATHON FINANCIAL CORPORATION
                         1996 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of the Plan is to promote the interest of Marathon Financial Corporation and its subsidiaries (the "Company") and its shareholders by (i) retaining and motivating experienced and knowledgeable directors; (ii) enabling such directors to participate in the long-term success of the Company; and (iii) attracting, retaining and motivating key employees of the Company by providing incentives to associate more closely their interests with the interests of the Company's shareholders. These objectives are accomplished by making Awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions

                  2.1 "Award" shall mean the grant of any form of stock option to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  2.2 "Award Agreement" shall mean an agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

                  2.3 "Board" shall mean the Board of Directors of the Company.

                  2.4 "Change in Control" shall mean the happening of any of the following:

                           (i)      when any  "person,"  as such  term is used
in Sections 13(d) and 14(d) of the Exchange Act, (other than the Company or a subsidiary of the Company or any Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities without the consent of a majority of the Board;

                           (ii)     the occurrence of any transaction or event
relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act.;

                           (iii)    when,  during a period of two  consecutive
years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this (iii)); or



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                           (iv)     the  occurrence  of  a  transaction
requiring shareholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

                  2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  2.6 "Committee" shall mean the Stock Option Committee of the Board. If at any time no Stock Option Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

                  2.7 "Company" shall mean Marathon Financial Corporation, a corporation organized under the laws of the Commonwealth of Virginia, and all of its subsidiaries.

                  2.8 "Date of Grant" shall mean the date an Award is made to a Participant.

                  2.9 "Director Stock Options" shall mean the nonstatutory stock options granted under Section 8 of this Plan to Directors to purchase Stock.

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                  2.10 "Disability" or "Disabled" shall mean permanent and total disability as determined under the Company's long-term disability program.

                  2.11 "Employee Stock Options" means the incentive and nonstatutory stock options granted under Section 9 of this Plan to Key Employees of the Company to purchase Stock.

                  2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.14 "Fair Market Value" shall mean as of any given date, the following:

                           (i)      With respect to Director  Stock  Options and
Employee Stock Options granted before the Stock is traded on the NASDAQ Small Cap Market, the price at which the Company's shares of Stock are offered to the public in the Company's Public Offering in September and October 1996;

                           (ii)     If the Stock is traded on the
over-the-counter market (including the NASDAQ Small Cap Market, but excluding the NASDAQ National Market), the average of the last sale price for the Stock on each date the Stock traded during the twenty (20) consecutive trading days (days on which the market was open for trading) immediately preceding such given date;

                           (iii)    If the  Stock is  traded  on the  NASDAQ
National Market, the average last reported sale price on the NASDAQ National Market (consolidated trading) of the Stock for the twenty (20) consecutive trading days immediately preceding such given date; and

                           (iv)     If the Stock is listed on a national
securities exchange, the average of the closing prices of the Stock of the composite tape for the twenty (20) consecutive trading days immediately preceding such given date.

                  2.15 "Good Standing" shall mean that during the calendar year while a member of the Board, the member attended at least 75% of the meetings of the Board and Board committees on which such member served, and the member has not been otherwise determined by a resolution of the Board not to be in good standing as a member of the Board.

                  2.16 "Involuntary Separation without Cause" shall mean a termination of employment by the Company for reasons other than substantial failure to perform duties, material violation of Company policies, unethical activities, misconduct, fraud, or commission of an illegal act; provided, that, Involuntary Separation without Cause does not include a resignation or a voluntary separation from employment, in either case initiated by a Participant.

                  2.17 "Key Employee" means those officers and other key employees of the Company who are in a position in which their decisions, actions and efforts significantly contribute to the success of the Company.

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                  2.18 "Marathon Financial Corporation" shall mean Marathon
Financial  Corporation,  a Virginia corporation.

                  2.19 "Non-Employee Director" shall mean a director who

                           (i)      is not  currently  an  officer  of the
Company or  otherwise  employed  by the Company;

                           (ii)     does not receive  compensation,  directly or
indirectly, from the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Section 229.404(a) of the SEC Regulations; and

                           (iii)    does not  possess  an  interest  in any
transaction, and is not engaged in a business relationship for which disclosure would be mandatorily required under Section 229.404 of the SEC Regulations.

                  2.20 "Options" means the Director Stock Options and Employee Stock Options granted under this Plan.

                  2.21 "Participant" shall mean a Key Employee or director of the Company to whom an Award has been made under the Plan.

                  2.22 "Plan" shall mean the Marathon Financial Corporation 1996 Long-Term Incentive Plan.

                  2.23 "Potential Change in Control" shall mean the entering into an agreement by the Company, or the commencement of a tender offer, the consummation of which would result in a Change in Control of the Company as defined in the definition of "Change in Control" above.

                  2.24 "SEC" shall mean the Securities and Exchange Commission.

                  2.25 "Stock" means the Common Stock, $1.00 par value per share, of the Company.

3. Effective Date and Duration of the Plan. The effective date of the Plan is September 17, 1996, subject to approval of the Plan by the shareholders of the Company before or at the 1997 annual shareholders meeting. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares, but no Award shall be granted more than seven (7) years after the effective date of the Plan.

4. Capital Stock Available for Awards. The number of shares of Stock for which Awards may be granted under the Plan shall not exceed 350,000; provided, however, that in no event may the shares for which Awards may be granted under the Plan exceed in the aggregate 10% of the issued and outstanding Stock of the

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Company at any time. Stock related to Awards that are forfeited, terminated, expire unexercised, or are settled in such manner that all or some of the shares covered by an Award under this Plan are not issued to a Participant shall immediately become available for Awards under this Plan.

5. Administration.

                 5.1       Employee Stock Options.

                           (a)      Employee Stock Option  Committee.  Employee
Stock Options shall be administered by the Committee appointed by the Board and composed of not less than three Non-Employee Directors.

                           (b)      Powers of the  Committee.  Within the limits
of the express provisions of the Plan, the Committee shall determine: (i) the Key Employees to whom Employee Stock Options hereunder shall be granted, (ii) the time or times at which such Employee Stock Options shall be granted, (iii) the form and amount of the Employee Stock Options and (iv) the limitations, restrictions and conditions applicable to any such Employee Stock Options. In making such determinations, the Committee may take into account the nature of the services rendered by such Key Employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

                           (c)      Interpretations.  Subject to the express
provisions of the Plan, the Committee may prescribe, amend and rescind rules and regulations relating to Employee Stock Options, determine the terms and provisions of the Employee Stock Options and make all other determinations it deems necessary or advisable for the administration of the Employee Stock Options.

                           (d)      Determinations.  The  determinations  of the
Committee on all matters regarding the Employee Stock Options shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

                           (e)      Nonuniform  Determinations.  The
Committee's determinations with respect to Employee Stock Options, including without limitation, determinations as to the Key Employees to receive Employee Stock Options, the terms and provisions of such Incentive Stock Options and the agreements evidencing the same, need not be uniform and may be made by it selectively among the Key Employees who receive or are eligible to receive Employee Stock Options, whether or not such Key Employees are similarly situated.

                 5.2       Director Stock Options.

                           5.2.1    Administration  by Board.  The Director
Stock Options shall be administered by the Board. The Board shall have no authority, discretion or power to select the individuals who are or will be eligible to receive the Director Stock Options under the Plan. The Board shall not have any discretion to determine the amount, price or timing of any Director Stock Options granted or to be granted hereunder, and shall only administer the Director Stock Options pursuant to the express terms of the Plan.

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                           5.2.2    Powers of Board.  The Board  shall have the
power, subject to, and within the limitations of, the express provisions of the Plan:

                                 (i)        to construe and interpret  the Plan
with respect to any Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Stock acquired pursuant to the exercise of Director Stock Options, to define the terms used herein (to the extent not already defined) and to establish, amend, and revoke rules and regulations for administration of the Director Stock Options. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Director Stock Options in a manner and to the extent it shall deem necessary or expedient to make the Director Stock Options fully effective;

                                (ii)        to amend,  modify,  suspend, or
terminate the Director Stock Options in accordance with Section 16; and

                               (iii)        generally,  to  exercise  such
powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company in connection with the Director Stock Options.

6.  Eligibility.  Participants shall be limited to the Board and Key Employees.

7.  Awards Under the Plan.

                  7.1 Employee Stock Options. The Committee shall determine the type or types of Awards to be made to each Key Employee Participant and shall set forth in each Award Agreement the terms, conditions, and limitations applicable to each Award. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

                  7.2 Director Stock Options. Awards of Director Stock Options shall be set forth in an Award Agreement memorializing the terms, conditions and limitations set forth in this Plan.

8.  Terms of Director Stock Option Grants.

                  8.1 Option Grant; Number of Shares. In consideration for services performed for and to be performed for, past and future contributions to, and benefits conferred upon and to be conferred upon the Company, the Company grants, on the Effective Date, Director Stock Options to each of its Directors in office on the Effective Date other than Donald L. Unger, President of the Company (who shall qualify for Employee Stock Options), to purchase 10,000 shares of Stock each, which options shall become vested and exercisable as set forth in Sections 8.3 below.

                  8.2 Option Exercise Price. The exercise price of all Options granted under this Plan shall be 100% of the Fair Market Value on the Date of Grant.

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                  8.3 Vesting and Exercise of Options. All Director Stock
Options shall become vested and exercisable as set forth below, and shall expire on the tenth year anniversary of the Date of Grant. A Director Stock Option shall only vest if the Participant is a member of the Board in Good Standing on the vesting date.

                                                      Exercise Period
                                                   --------------------
Number of Shares         Vesting            Commencement         Expiration
Subject to Option          Date                  Date                Date
-----------------          ----                  ----                ----
      5,000         September 17, 1996           *           September 16, 2006
      1,000         September 17, 1998   September 17, 1998  September 16, 2006
      1,000         September 17, 1999   September 17, 1999  September 16, 2006
      1,000         September 17, 2000   September 17, 2000  September 16, 2006
      1,000         September 17, 2001   September 17, 2001  September 16, 2006
      1,000         September 17, 2002   September 17, 2002  September 16, 2006

*  Date of shareholder approval of the Plan.

                  8.4 Taxation of Bank Director Stock Options. The Company does not intend that Director Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code. Accordingly, the Director Stock Options shall be subject to taxation under
Section 83 of the Code.

9.   Terms of Employee Stock Options.

                  9.1 General. Awards to Key Employees may be made in the form of incentive stock options or nonqualified stock options, as set forth in Sections 9.2 and 9.3 below.

                  9.2 Incentive Stock Options. Incentive stock options, or substitutes therefor, are options to purchase Stock which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:

                           9.2.1    Option  Price.  The  purchase  price  per
share of Stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of the Stock on the day the incentive stock option is granted.

                           9.2.2    Exercise of Option.  Each Award  Agreement
pursuant to which incentive stock options are granted shall state the period or periods of time within which the incentive stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six months after the date of the grant of the incentive stock option nor end later than 10 years after the date of the grant of the incentive stock option.

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                           9.2.3    Nontransferability.  Each Award  Agreement
shall state that the incentive stock option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Participant is exercisable only by the Participant.

                           9.2.4    Payment for Shares.  Stock  purchased
pursuant to an incentive stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, Stock at Fair Market Value or a combination thereof, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the incentive stock option or portion thereof being exercised.

                           9.2.5    Rights Upon Termination of Employment.  In
the event that a Participant ceases to be an employee of the Company for any reason other than death, Disability, retirement (including early retirement) or Involuntary Separation without Cause, all incentive stock options granted to the Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because a Participant retires, becomes Disabled, or is Involuntarily Separated without Cause, prior to expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, if permitted by the Committee, the Participant shall have the right to exercise the incentive stock option during its term within a period of three months after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased. In the event a Participant ceases to be an employee of the Company because of death prior to the expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, Participant's legatees, executors, personal representatives and/or distributees shall have the right to exercise the incentive stock option during its term within a period of one year after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased.

                           9.2.6    Individual Limitations.

                                 (i)        Notwithstanding  anything  herein to
the contrary, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of stock for which any Participant is granted incentive stock options that are exercisable for the first time during any calendar year (under all such plans of the Company) shall exceed $100,000 (such excess to be determined by taking incentive stock options into account in the order in which granted), such incentive stock options to such extent shall be treated as options which are not incentive stock options.

                                (ii)        Notwithstanding  anything  herein to
the contrary, no incentive stock option shall be granted to any individual if at the time the incentive stock option is to be granted the individual owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless at the time such incentive stock option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

                          9.2.7 Code Compliance.  Each Award Agreement pursuant
to which incentive stock options are granted shall contain such other terms,

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conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as a tax-favored option within the meaning of Section 422 of the Code, or the regulations thereunder. The Board shall have the power without further approval to amend the terms of the Plan or any Awards or Award Agreements thereunder for such purpose.

                          9.2.8 Cashless Exercise.  To the extent permitted
under the applicable laws and regulations under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an incentive stock option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

                  9.3 Non-Qualified Stock Options. Non-qualified stock options, or substitutes therefore, are options to purchase Stock of the Company which are not intended to comply with Section 422 of the Code. Non-qualified stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:


                           9.3.1    Option  Price.  The  purchase  price  per
share of stock deliverable upon the exercise of a non-qualified stock option shall be not less than 100% of the Fair Market Value of the Stock on the day the non-qualified stock option is granted, as determined by the Committee.

                           9.3.2    Exercise  of  Option.  Each Award  Agreement
pursuant to which non-qualified stock options are granted shall state the period or periods of time within which the non-qualified stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, provided that the exercise period shall not commence earlier than six months after the date of the grant of the non-qualified stock option.

                           9.3.3    Payment for Shares.  Stock purchased
pursuant to a non-qualified stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, in Stock of the Company at Fair Market Value or a combination of cash and such Stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the non-qualified stock option or portion thereof being exercised.

                           9.3.4    Rights Upon Termination of Employment.  In
the event that a Participant ceases to be an employee of the Company for any reason other than death, Disability, retirement (including early retirement) or Involuntary Separation without Cause, all non-qualified stock options granted to such Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because a Participant dies, retires, or becomes Disabled, or is Involuntarily Separated without Cause prior to expiration of the Participant's non-qualified stock option without having fully exercised such non-qualified stock option, the Participant shall have the right to exercise the non-qualified stock option during its term within a period of twelve months after the date employment so ceased, to the extent that the non-qualified stock option was exercisable on the date employment ceased.

                           9.3.5    Cashless  Exercise.  To the  extent
permitted  under the  applicable  laws and regulations under Section 16 of the

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Exchange Act and the rules and regulations promulgated thereunder, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of a non-qualified stock option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

10. Accelerated Exercise in the Event of Change of Control. Any other provision of this Plan notwithstanding, all Options granted to a Participant shall be automatically vested and exercisable in the event of a Change in Control, or a Potential Change in Control of the Company.

11.  General Restrictions.

                  11.1 Conditions on Company's Obligations. The Company's obligations with respect to each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of or in connection with the granting of such Award, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  11.2 Per Participant Limitation on Stock Options. Notwithstanding anything in this Plan to the contrary, no Participant shall receive incentive stock options and non-qualified stock options that, in the aggregate, allow the Participant the option to purchase in excess of 50,000 shares of Stock of the Company in any given year the Plan is in effect.

12. Rights To Terminate Employment. Nothing in the Plan or in any Award Agreement or other agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

14. Nontransferability. No Award under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution. During the life of the Participant, all Awards shall be exercisable only by such person or by such Participant's guardian or legal representative.

15. Adjustments. In the event of any change in the outstanding Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger,

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consolidation, stock-split, combination, exchange of shares or the like, in which the number of shares held by the Company shareholders prior to such event is affected by such event, then the Committee shall adjust the number of shares of Stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or the number or kind of shares issuable pursuant to an outstanding Award under the Plan. Notwithstanding the foregoing, all changes in the outstanding Stock of the Company shall be considered in determining the number of shares of outstanding Stock of the Company for purposes of Section 4 of this Plan.

16. Termination and Amendment of the Plan. The Committee (or the Board in the case of Director Stock Options) may from time to time amend, modify, terminate or suspend the Plan; provided, however, that:

                  16.1 Except as provided in Sections 9.2.7 and 15, no such amendment, modification, suspension, or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any amendment, modification, suspension, or termination deprive any optionee of any Common Stock which he may have acquired through or as a result of the Plan;

                  16.2 To the extent necessary under Section 16(b) of the Act and the rules and regulations promulgated thereunder, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law. Specifically, the Committee (or the Board in the case of Director Stock Options) may not without the approval of the shareholders of the
Company:

                        (i) materially increase the total number of shares of Stock available for grant under the Plan;

                       (ii) materially modify the class of eligible individuals under the Plan; or

                      (iii) materially increase the benefits to any Participant who is subject to the restrictions of Section 16 of the Act.

                16.3 With respect to Director Stock Options, the provisions of the Plan governing:

                        (i) the number of Director Stock Options to be awarded to Directors;

                       (ii)         the Stock to be covered by each Director
Stock Option;

                      (iii) the exercise price per share under each Director Stock Option;

                       (iv) when and under what circumstances each Director Stock Option will be granted; and

                        (v) the period within which each Director Stock Option may be exercised

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shall in no event be amended more often than once every six (6) months, other than to comport with changes in the Code, ERISA or the rules and regulations promulgated thereunder.

17. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

18. Compliance With Exemptive Rules Under Section 16 of the Exchange Act. It is the intent of the Company that transactions involving equity securities under the Plan by persons subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of the Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

19. Governing Law. To the extent that federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Adopted by the Board of Directors September 17, 1996.

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